    As filed with the Securities and Exchange Commission on February 22, 2002

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                THERMA-WAVE, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                  94-3000561
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                 Identification Number)

               1250 Reliance Way
              Fremont, California                          94539
    (Address of Principal Executive Offices)             (Zip Code)


                  THERMA-WAVE, INC. 2000 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 L. RAY CHRISTIE
                      Secretary and Chief Financial Officer
                                Therma-Wave, Inc.
                                1250 Reliance Way
                            Fremont, California 94539
                     (Name and Address of Agent for Service)

                                 (510) 668-2200
          (Telephone Number, including Area Code of Agent for Service)

                                    Copy to:
                             Eva Herbst Davis, Esq.
                                Kirkland & Ellis
                            777 South Figueroa Street
                          Los Angeles, California 90017
                                 (213) 680-8400

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ ---------------------- --------------------- ---------------------- ---------------
                                                                    Proposed Maximum      Proposed Maximum       Amount of
     Title of Securities to be                 Amount to be        Offering Price Per         Aggregate         Registration
            Registered                          Registered             Share (1)         Offering Price (1)         Fee
------------------------------------------ ---------------------- --------------------- ---------------------- ---------------
Common Stock, par value $.01 per share       3,254,645 shares            $12.17              $39,609,030           $3,645
------------------------------------------ ---------------------- --------------------- ---------------------- ---------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are calculated based upon the weighted average of (a) the exercise price for 2,250,269 shares subject to outstanding options granted under the Therma-Wave, Inc. 2000 Equity Incentive Plan and (b) the average of the high and low prices of the Registrant's Common Stock on February 19, 2002 as reported on the NASDAQ National Market for the remainder of the shares subject to the Therma-Wave, Inc. 2000 Equity Incentive Plan.

================================================================================

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-36140

     The Registration Statement on Form S-8 (No. 333-36140) filed by the Registrant with the Securities and Exchange Commission on May 2, 2000 is incorporated herein by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

     The validity of the common stock offered hereby will be passed upon for the Registrant by Kirkland & Ellis (as partnership that includes professional corporations), Los Angeles, California.

Item 8.  Exhibits.

5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the common stock being registered hereby.

23.1  Consent of Independent Accountants.

23.2 Consent of Kirkland & Ellis is contained in Exhibit 5.1 to this Registration Statement.

24.1  Powers of Attorney is contained on the signature pages.

99.1  2000 Equity Incentive Plan.*

99.2  Amendment No. 1 to the 2000 Equity Incentive Plan.

----------
* Incorporated by reference to the Registration Statement of Therma-Wave, Inc. on Form S-1 (File No. 333-76019) filed on February 2, 2000.

                                   Signatures

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 22, 2002.

                                      THERMA-WAVE, INC.

                                      By:   /s/ L. Ray Christie
                                         ------------------------
                                           L. Ray Christie

                                Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin M. Schwartz and L. Ray Christie, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact an agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                     * * * *

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

        Signature                                  Title                                   Date
        ---------                                  -----                                   ----
/s/ Martin M. Schwartz            President, Chief Executive Officer and Director     February 22, 2002
---------------------------       (Principal Executive Officer)
Martin M. Schwartz

/s/ L. Ray Christie               Vice President and Chief Financial Officer          February 22, 2002
---------------------------       (Principal Financial and Accounting Officer)
L. Ray Christie

/s/ Frank Alvarez                 Director                                            February 22, 2002
---------------------------
Frank Alvarez

/s/ David Aspnes                  Director                                            February 22, 2002
---------------------------
David Aspnes

/s/ G. Leonard Baker, Jr.         Director                                            February 22, 2002
---------------------------
G. Leonard Baker, Jr.

/s/ David Dominik                 Director                                            February 22, 2002
---------------------------
David Dominik

/s/ John D'Errico                 Director                                            February 22, 2002
---------------------------
John D'Errico

/s/ Talat F. Hasan                Director                                            February 22, 2002
---------------------------
Talat F. Hasan

/s/ Ian K. Loring                 Director                                            February 22, 2002
---------------------------
Ian K. Loring

/s/ Allan Rosencwaig              Director                                            February 22, 2002
---------------------------
Allan Rosencwaig


                                  EXHIBIT INDEX
                                  -------------

Exhibit
  No.     Description of Document
-------   ------------------------

  5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the common stock being registered hereby.

 23.1     Consent of Independent Accountants.

 23.2 Consent of Kirkland & Ellis is contained in Exhibit 5.1 to this Registration Statement.

 24.1     Powers of Attorney is contained on the signature pages.

 99.1     2000 Equity Incentive Plan.*

 99.2     Amendment No. 1 to the 2000 Equity Incentive Plan.

----------
* Incorporated by reference to the Registration Statement of Therma-Wave, Inc. on Form S-1 (File No. 333-76019) filed on February 2, 2000.